EXHIBIT 10.10

CLARIFICATION OF CREDIT FACILITYAGREEMENT

This CLARIFICATION OF CREDIT FACILITY AGREEMENT (this “Agreement”) is by and between Privateer Holdings, Inc., a Delaware corporation (the “Lender”), and Tilray Canada, Ltd. (f/k/a “Lafitte Ventures, Ltd.”), a British Columbia corporation (the “Borrower”).

WHEREAS:

Lender agreed to extend to Borrower a revolving line of credit in an aggregate principal amount up to but not exceeding $25,000,000 U.S. Dollars in a Credit Facility Agreement (the “Facility”) dated January 1st, 2016.

The Facility included a specified interest amount to be charged on outstanding balances. Lender had advanced funds to borrower prior to January 1st, 2016.

Lender and Borrower wish to clarify the nature of the initial balances due under the line of credit.

Accordingly the parties hereto agree as follows:

Lender and borrower clarify their intent to formalize the interest charges beginning January 1, 2016 (going forward) on advances both before and after January 1st, 2016.

As such, both Lender and Borrower began to accrue the interest income/expense on the advance (loan) balance, as evidenced by their respective financial reporting beginning as of January 1, 2016.

The parties hereto have entered into this Agreement as of March 5, 2018.

BORROWER:

LAFITTE VENTURES, LTD

By:	/s/ Brendan Kennedy

Name:	Brendan Kennedy
Title:	Director

LENDER:

PRIVATEER HOLDINGS, INC.

By:	/s/ Brendan Kennedy

Name:	Brendan Kennedy
Title:	Director